Shanghai Unicom Social Channel Agency Agreement (Framework)

China United Network Communications Corporation Limited Shanghai Branch

Social Channel Agency Agreement

Agreement No.: _________________

This Agreement is made and entered into in Shanghai by and between:

Party A: China United Network Communications Corporation Limited Shanghai Branch (hereinafter referred to as the “Licensor”)

Address: 1033 Changning Road, Changning District, Shanghai, China

Post Code: 200050

Telephone: 021-60859999

Fax: 021-60859909

Contact:

Party B: REDtone Telecommunications Ltd. (hereinafter referred to as the “Agent”)

Address:

Post Code:

Telephone:

Fax:

Contact:

Shanghai Unicom Social Channel Agency Agreement (Framework)

Whereas:

(1)

Party A as a municipal branch of China Unicom Network Communication Co., Ltd. is a company duly incorporated and validly existing, operates the telecommunication networks covering the regions hereunder, and desires to further expand Shanghai local communication market and provide relevant services for more customers;

(2)

Party B is a company duly incorporated and validly existing, has the ability of agency as to the business as specified herein, and desires to provide the agency service hereunder for Party A.

Now, therefore, through negotiation on the basis of mutual benefit concerning Party B’s agency for Party A’s telecommunication service hereunder, it is hereby agreed as follows:

1. Representations and Warranties

1.1 Both parties specially agree and represent that both parties as the subject to the independent contract will properly perform their rights and obligations hereunder in accordance with law, and assume the appropriate legal responsibilities and consequences.

1.2 Party B warrants that it has the necessary ability and qualification to act as the designated channel agent authorized by Party A hereunder and to carry out related agency activities. Party B also warrants that it will to the maximum protect the lawful rights and interests of Party A to the extent of rights and obligations as set out herein, and fully cooperate with the marketing development and sales by Party A;

1.3 Party B warrants accepting the normative requirements such as business system, service rules, tariff standard, promotion program and preference policies which are formulated by Party A for specifying the matters relating to the agency business hereunder, and agrees that Party A has the right to revise the foregoing normative requirements, and that it will consciously implement the normative requirements formulated by Party and revision thereto.

1.4 Party B agrees that the foregoing systems, rules and regulations and related information revised by Party A shall become effective from the date when Party A gives a written notice to Party B thereof and Party B signs in. Failure by Party B to sign in within seven days from the date of receipt of the notice from Party A and to give written expressions shall be deemed as its consent, and the matters notified shall be effective and go into effect from the next date upon expiration of the above period.

2. Agency Business, Territory and Matters

2.1 Party A hereby appoints Party B as its channel agent, and authorizes Party B to perform the work hereunder for Party A such channel sales and promotion within the agency territory as specified hereunder pursuant to the provisions of this Agreement.

2.2 The territory for business agency by Party B hereunder shall be the administrative regions of Shanghai.

2.3 The scope of customers to be developed by Party B hereunder is set out in the

Shanghai Unicom Social Channel Agency Agreement (Framework)

Supplementary Agreement. Party A shall have the right to timely adjust Party B’s scope of customers.

2.4 The type of business performed by Party B hereunder on commission and validity period thereof are set out in the Supplementary Agreement.

2.5 Both parties agree that, Party B as its agent may perform the work for the agency business such as marketing promotion, user development, business acceptance and collection of the expenses for development of users by Party B (including without limitation, business design, business sales, staffing, business development, performance commitments, business consulting, customer development, business fulfillment assistance, troubleshooting, customer relationship maintenance, charging).

2.6 Party A has the right to timely adjust the agency territory hereunder and type, contents, policies, systems and tariff standard of the agency business hereunder according to the market conditions and requirements for operational strategies.

2.7 After the Business Agent Qualification Certificate issued by Party A is obtained, Party B may carry out the agency activities in accordance with law in the agency territory and validity period recorded therein.

2.8 Party B shall not re-entrust/authorize all or part of all agency matters hereunder to any other third party in any form, or Party A shall have the right to unilaterally cancel this Agreement and terminate Party B’s agent qualification, and Party B shall refund to Party A all interests obtained from re-entrustment/authorization, and indemnify Party A from and against all losses sustained.

2.9 Unless otherwise expressly specified in the agency program, Party B’s agent qualification hereunder is non-exclusive agent, Party A has the right to appoint any third party as an agent in the agency territory for the agency business hereunder. In such case, Party A’s appointment of the agent qualification of any third party will not affect performance of this Agreement, and Party B shall not interfere therein or express objections thereto.

3. Certificate of Agent Qualification

3.1 Party A shall provide Party B with the supporting documents for agent qualification authorization after this Agreement becomes effective, so that Party B may prove to customers that it is a business agent of Party A, and authorized to perform related business for Party A on commission. Both parties agree that the Business Agent Qualification Certificate is the sole and effective certificate to prove the agent qualification of Party B to carry out the business agency activities hereunder. Party B shall obviously show the abovementioned certificate in its place of business, and expressly indicate its agent identity and the matters that it is entitled to do on commission for each customer, not intentionally or acquiescently cause the customers in an express or implied manner to have wrong knowledge or confuse the identity that Party B and/or Party B’s employee is taken for Party A and/or Party A’s employee.

3.2 Party B shall commence the business agency activities hereunder only after the abovementioned agency certificate is obtained. The validity period of the agency certificate shall be consistent with the term of this Agreement. If the agent qualification is continuing, Party B shall file an application to Party A for handling the procedures

Shanghai Unicom Social Channel Agency Agreement (Framework)

for receiving the new agency certificate at least 10 days prior to expiration of the validity period as indicated in the agency certificate that it holds, and return all originals of the original agency certificate to Party A when receiving the new agency certificate.

3.3 Both parties agree that, Party B shall be liable for all legal responsibilities and consequences resulting from all acts and/or omissions, bulletins, notices, representations, express and/or implied declarations of will of Party B upon expiration of the validity period of the agency certificate and the period from the next date of expiration of the validity period of the original agency certificate to the date before the commencement date of the validity period of the new agency certificate, unless Party A confirms in writing thereafter, and unconditionally and fully indemnify Party A from and against the liquidated damages, delay charges, penalties, damages and/or other expenses, and losses and expected interests sustained arising therefrom that it is required to pay in accordance with the imperative provisions of relevant laws and regulations and/or effective judgments, awards and/or administrative determinations by the competent authorities resulting from the abovementioned acts of Party B.

3.4 Both parties agree that, the agent qualification of Party B obtained pursuant to this Agreement and agency certificate, if it is in any of the following circumstances, shall immediately lose upon occurrence thereof, whether the term of this Agreement and/or validity period of the agency certificate is expired:

(i) the validity period indicated in the agency certificate is expired;

(ii) this Agreement is terminated;

(iii) this Agreement is cancelled early;

(iv) Party A cancels Party B’s agent qualification in writing;

(v) Other circumstances for automatic loss of the agent qualification as agreed in this Agreement or appendices thereto occur or important conditions are satisfied.

3.5 Party A shall have the right to change and adjust the related contents and matters as indicated in the agency certificate according to the actual business requirements. After adjustment of the above contents and matters, Party A shall reissue new agency certificate, and the original agency certificate shall automatically become invalid simultaneously.

3.6 After Party B obtains the new agency certificate upon expiration of the validity period of the agency certificate, or Party B’s agent qualification is lost pursuant to this Agreement and appendices thereto, Party B shall immediately stop continual use of the original agency certificate in any form, and within 7 days after occurrence of the preceding circumstances, and return all originals of the original agency certificate to Party A.

3.7 The agency certificate shall be used solely for business agency hereunder, and Party B warrants that use of the agency certificate shall be in compliance with this Agreement and appendices thereto, without misleading Party A’s customers in any form.

4. Party A’s Rights and Obligations

4.1 Party A shall provide necessary technical supports and cooperation for Party B’s

Shanghai Unicom Social Channel Agency Agreement (Framework)

performance of the agency obligation hereunder, and consider providing appropriate training and/or spreading the promotional materials for agency business. The specific programs for the abovementioned matters if determined by both parties through negotiation, shall be subject to written confirmation by the authorized representative of both parties and related programs shall be deemed as the appendices hereto, or both parties shall sign a written supplementary agreement.

4.2 Party A shall timely provide Party B with the latest tariff standard and policy for the agency business hereunder.

4.3 Party A shall pay to Party B the agency fee pursuant to this Agreement and relevant appendices.

4.4 Party A has the right to guide the business agency activities carried out by Party B hereunder, and to consider equipping full-time managers, inspect the agency work performed by Party B and conduct necessary supervision and inspection on its activities on a regular and irregular basis.

4.5 Party A has the right to supervise and inspect the quality of services performed by and performance of tariff standard by Party B.

4.6 The customers developed by Party B shall directly sign respective business agreement with Party A, and Party B shall not enter into any agreement in its name with the customers developed by it in respect of Party B’s agency business hereunder without permission.

4.7 In case the customers that Party B acts on commission fail to pay to Party A the expenses payable for respective business on time and in full in accordance with the period, amount and terms of payment as set out in respective business service agreement, Party A shall have the right to require Party B to make advancement immediately. Before settlement of related delinquency, Party A shall have the right to suspend payment to Party B the agency fee for the agency business hereunder.

4.8 For other rights and obligations of Party A hereunder, refer to other provisions of this Agreement and relevant appendices.

5. Party B’s Rights and Obligations

5.1 Party B shall perform the user development and acceptance work only within the business development scope designated by Party A as indicated in the Supplementary Agreement and without permission of Party A, Party B shall not develop users in the non-agency territory.

5.2 Party B shall ensure that its agency business is in accordance with and subject to the price policies, tariff preference policies and other policies issued or adjusted on a irregular basis by Party A according to the market conditions, and Party B shall not be beyond the scope and standard of the abovementioned policies formulated by Party A when performing the agency business.

5.3 After Party B and customers agree upon the specific terms and conditions of the acceptance contract for agency for Party A’s business, the contract agreement shall be entered into by and between Party A and customers. The agreement shall indicate the identity of Party B agent and be affixed with the official seal of Party B. Party B shall not develop business in such a manner as guarantee for the customers not

Shanghai Unicom Social Channel Agency Agreement (Framework)

satisfying the identity conditions (without official seal or identity certificate).

5.4 Party B shall not make any commitments or warranties to the customers beyond the policies formulated and issued by Party A in respect of the related business, nor bind Party A in any form and/or cause Party A to assume any joint and several obligations, without the written consent of Party A.

5.5 Party A shall correctly and properly promote Party A’s related business and services in the agency activities, neither mislead customers in any form or make false representations, nor quote to or charge the customers in any form for the items other than the price list or tariff formally issued by Party A.

5.6 In the agency activities, Party B shall actively maintain Party A’s enterprise image, and comply with the regulations and policies of the state, business management rules and service management rules and standards formulated by Party A, as well as the related code of conduct and assessment on service commitments formulated by Party A, with the assessment result connected with Party B’s business commission and other rewards.

5.7 Party B shall follow the guidance and management of Party A on operation and business, provide Party A with the monthly report on customer development and business development plan on a regular basis, and strictly comply with the related rules and regulations formulated by Party A. Party B must actively cooperate with Party A’s market development activities.

5.8 Party B’s marketing and promotion activities for its agency business must be subject to Party A’s timely examination and approval, and no such activities shall be carried out without the written consent of Party A and handling the formalities. Party A has the right to supervise and inspect all related activities carried out by Party B. Party B shall report to Party A the information and marketing business on the market of Party B’s agency business on a regular  basis.

5.9 Party B shall safely keep the log-in name and password of the business system provided by Party A, and must assume all losses and consequences resulting from change or loss of the user data as a result of illegal log-in of the related business system by using the log-in name and password by others due to negligence by Party B.

5.10 Unless otherwise agreed by both parties, Party B shall be responsible for collection demand of the customers that it acts on commission.

5.11 Party B shall have the right to require Party A to pay the agency fee according to the requirements as set out hereunder, and at its discretion bear appropriate taxes.

5.12 Party B shall properly perform its confidentiality obligation, and take sufficient measures to keep confidential the related customer data, and not for any purpose and in any form use for any other purposes beyond this Agreement.

5.13 Party B shall comply with the normative requirements formulated by Party A relating to the agency business hereunder.

6. Deposits

6.1 During the period of authorization of agent, Party B shall pay to Party A risk deposits to be accumulatively determined according to the type of specific agency

Shanghai Unicom Social Channel Agency Agreement (Framework)

business and indicated in the supplementary agreement for business. Party B also warrants that it will not have such deposits transferred to the customers.

6.2 Unless otherwise expressly specified in relevant appendices hereto or signed in writing by both parties, Party B shall not on the grounds that it has paid the related business agency deposits for agency for Party A’s other business claim for preference of the total deposits payable for the business agency hereunder, or for wholly or partially share with the aforesaid deposits actually paid.

6.3 Party A may adjust the deposits payable by Party B according to Party B’s performance and customer complaints as well as relevant normative requirements. If Party A requires Party B to increase the deposits, Party B shall pay in full within the period required in the written notice from Party A. Failure by Party B to express written objections within 3 days from the date of receipt of the notice from Party A shall be deemed as its acquiescence.

6.4 Party B shall demand the amount from the customers based on the customers’ bills. Party B shall assume all risks of bad accounts. In case the customers fail to pay or delay in payment of the call fees, which is not settled within 1 month, Party B shall bear its loss from the agency fee payable by Party A to Party B. In case the agency fee is insufficient, Party A will offset against the deposits paid by Party B. In case the agency fee and deposits are still insufficient to offset against the accounts unpaid by Party B, Party B shall pay the insufficient call fees to the account designated by Party A within 3 days after Party A issues the written notice. In case Party B fails to fully pay the outstanding call fees within the time limit specified, Party A shall have the right to terminate this Agreement.

6.5 Party A shall after deducting all or part of Party B’s deposits notify Party B in writing of the reasons for and amount of deduction, and Party B shall within 3 days from the date of receipt of the notice from Party A, supplement the total deposits, in case Party B fails to supplement the deposits as required, Party A shall have the right to terminate the Agency Agreement.

6.6 Upon expiration, termination or cancellation of this Agreement, Party A shall after deducting the amounts owed by Party B (including without limitation, expenses and liquidated damages incurred and outstanding by Party B in the course of performance of this Agreement, as well as other amounts that Party A is entitled to deduct pursuant to this Agreement and appendices hereto), and settling all amounts receivable and payable between both parties, return the remaining deposits to Party B (without interest).

7. Agency Performance Commitments and Assessment

7.1 Unless otherwise expressly specified in relevant appendices hereto or signed in writing by both parties, Party B shall prior to signing of this Agreement, submit to Party A the Agency Performance Commitments as to its agency business hereunder (see Appendix 3). Party B shall indicate in the Commitments the performance plan, assessment standard and reward and punishment methods in each stage of agency.

7.2 Party A has the right to from time to time assess the performance completion by Party B according to the formulated normative requirements, assessment methods

Shanghai Unicom Social Channel Agency Agreement (Framework)

and Party B’s performance, and therefore take appropriate reward and punishment measures.

7.3 Party A has the right to independently formulate and adjust relevant normative requirements and assessment methods, and according to the actual performance of Party B, evaluate such indicators as Party B’s business ability, credit standing and speed of collection, and adjust Party B’s agency qualification grade and standard of deposits according to the evaluation result.

8. Business Income and Agency Fee Settlement

8.1 The customers developed by Party B during the relevant business agency period shall be vested in Party A.

8.2 With respect to the income from the business performed by Party B on commission hereunder, Party B shall be responsible for demanding the amounts owed by the customers, and make statistics of the payment by the customers. The billing period for the agency business hereunder shall be a natural month, and Party B shall during the period specified by Party A, timely submit to Party A the statistics on the business income of the current period and the detailed information and data on the delinquency customers, and demand collection against the customers. For the owed amounts beyond the time limit, Party A shall have the right to require Party B to make advancement.

8.3 Party A shall issue the data on the call fees of the last month of the users developed by Party B to the designated system at the beginning of each month in order to improve successful collection of Party B’s call fees and shorten the account settlement period. Party B shall properly keep and not modify and disclose to any irrelevant persons the customers’ data and use records. If Party A discovers that Party B commits any illegal acts, it shall have the right to terminate Party B’s authority to obtain the data on call fees in each month until termination of the agent qualification if circumstances are serious, and Party B shall assume full responsibility for the customers’ complaints resulting therefrom.

8.4 Except system troubles attributable to Party A and account adjustment, Party B must within the time specified in Article 8.2 notify Party A to take necessary measures for the delinquency customers to timely reduce the losses. Party B shall demand collection against the relevant delinquency customers.

8.5 If account adjustment is required due to loss of users arising from failure of Party A’s network, to the extent that Party A, Party B and users confirm the failure and amount to be reduced, Party B shall inform the users that account adjustment shall be done in the next month.

8.6 Unless otherwise expressly specified in relevant appendices hereto or signed in writing by both parties, Party B shall assume unconditional joint and several guarantee and payment liability for the doubtful and bad accounts and delinquent expenses on the part of the customers developed by it. Term of the abovementioned guarantee liability of Party B shall be two years from the date of expiration, termination or early cancellation of this Agreement.

8.7 Unless otherwise expressly specified in relevant appendices hereto or signed in

Shanghai Unicom Social Channel Agency Agreement (Framework)

writing by both parties, Party B’s agency fee hereunder shall be settled once a month, after receipt of the business income of the current period paid by Party B is confirmed and amount is verified correct, Party A shall pay to Party B the agency fee payable to Party B in the previous billing period after receipt of the equivalent valid invoice issued by Party B.

8.8 Specific contents such as charging basis, charging base, settlement proportion, settlement standard, reconciliation method, settlement error processing method, deduction of doubtful and bad accounts for the business agency fee hereunder shall be set out in the relevant supplementary agreement for business.

8.9 Upon expiration, termination or early cancellation of this Agreement, Party A shall three months from the date of termination or cancellation of this Agreement, after deducting all expenses incurred during such three months which shall be assumed by Party B pursuant to this Agreement and relevant appendices, pay the remaining agency fee to Party B. If the agency fee of the last month prior to termination or cancellation of the Agreement is insufficient to cover the abovementioned expenses, the insufficiency shall continue to be assumed by Party B.

9. Trademark, Service Mark, Trade Name, Logo

9.1 Neither party shall use or permit the third party to use any trade name, service mark, brand, trademark and logo of the other party without the written consent of the other party. Both parties expressly understand that, a party’s trade name, service mark, brand, trademark and logo shall be the exclusive property of such party, and nothing in this Agreement and appendices hereto constitutes license by a party to the other party to use the abovementioned trade name, service mark, brand, trademark and logo.

9.2 Party B shall not act which may damage Party A’s intellectual property rights or other proprietary rights at any time, nor use any names or logos which are similar to or confusing with Party A’s trade name or trademark.

9.3 Party B must properly use Party A’s relevant trade name, service mark, brand, trademark and logo to carry out the promotion for the agency business hereunder and customer development according to Party A’s normative requirements and this Agreement and appendices hereto.

10. Cancellation, Termination

10.1 Unless otherwise specified herein, if any of the following circumstances occurs, Party A shall have the right to unilaterally cancel this Agreement, and require Party B to indemnify for the loss:

a) Party B fails to comply with Party A’s tariff standard and policy, or violates the service standard and marketing rules specified by Party A;

b) Cut-throat competition occurs with Party A and other agents, resulting in market disorder or seriously affecting the image and interests of Party A and other agents;

c) Party B’s personnel, financial position and/or operation position materially change or there is obvious sign indicating such material change, and Party B is unable to continue performing its agency obligation hereunder;

Shanghai Unicom Social Channel Agency Agreement (Framework)

d) Party B violates national laws and regulations causing loss to and bad effect on the other party;

e) Party B's other breaches and violations of regulations fail to be corrected 15 days after the written notice from Party A;

10.2 Within 6 months from the date of expiration, termination or early cancellation of this Agreement, Party B shall properly complete the redress work specified in this Agreement and appendices hereto or required by Party A, and assist Party A and/or the third party designated thereby in transition and transfer of relevant work.

10.3 Within 3 working days from the date of expiration, termination or early cancellation of this Agreement, Party B shall return to Party A or transfer to the third party designated by Party A all materials that it holds relating to the agency business hereunder (including without limitation, all originals, copies, duplicates and reproductions of such materials as customer information, income data, market analysis, business mode, advertising, business agency information recorded in such carriers as paper, film, CD, computer HD in a written, electronic, picture or phonotape and videotape).

10.4 Upon expiration, termination or early cancellation of this Agreement, if Party A appoints a third party to be responsible for subsequent services for the customers developed by Party B, Party B shall ensure that it shall deliver all customer materials to such third party within 5 working days from the date of termination or cancellation of this Agreement.

10.5 Party B will not be entitled to the business agency fee for the customers developed from the date of expiration, termination or early cancellation of this Agreement.

11. Confidentiality Liability

11.1 Either party shall hold in confidence and take necessary confidentiality measures for the business secret and other confidential materials (including customer materials) and information (hereinafter referred to as “Confidential Information”) of the other party which are made known or contacted in the course of cooperation; neither party shall make known to the media or disclose, offer or transfer to others other than both parties the Confidential Information without the written consent of the other party. The divulging party shall be fully liable for the loss sustained by the other party arising therefrom.

11.2 Except for purpose of meeting the work demand as specified in this Agreement and appendices hereto, neither party shall use, delete and modify, copy the other party’s trademark and mark or use the other party’s commercial information, technical and other materials without the written consent of the other party.

11.3 The confidentiality liability set out herein shall survive termination or cancellation of this Agreement for a period of one year thereafter.

12. Force Majeure

Both parties shall assume the liability for breach in case both parties or a party fail(s) to perform or fully perform the obligations hereunder due to force majeure. However, a

Shanghai Unicom Social Channel Agency Agreement (Framework)

party or both parties affected by force majeure shall within 3 days of occurrence of force majeure notify the other party of details thereof, and provide the certificate issued by competent authorities. A party or both parties shall continue to perform the Agreement within the reasonable time after effect of force majeure is eliminated. Events of force majeure include the events which can not be resisted and prevented such as serious natural disaster and war.

13. Liability for Breach

13.1 Failure by either party to perform any provision hereunder shall be deemed as breach. The breaching party shall assume the appropriate liability for breach in accordance with law pursuant to this Agreement and appendices hereto.

13.2 Party B shall cooperate with Party A in proper settlement of the complaints from customers, and indemnify for the loss caused to the customers and/or Party A due to the fault of Party B.

13.3 Party B shall assume all legal responsibilities and consequences resulting from improper use of the agency certificate, or failure to return all agency certificates on time, or even unauthorized agency by Party B. Party B shall unconditionally and fully indemnify Party A from and against the liquidated damages, delay charges, penalties, damages and/or other expenses, and losses (including without limitation, economic or goodwill loss) and expected interests sustained arising therefrom that it is required to pay in accordance with the imperative provisions of relevant laws and regulations and/or effective judgments, awards and/or administrative determinations by the competent authorities resulting from the abovementioned acts of Party B. Both parties’ other agreement (if any) on the above shall be followed.

13.4 In case Party B violates the policies and systems formulated by Party A relating to the agency business hereunder, Party A shall have the right to deduct appropriate penalties, damages and/or other amounts from Party B’s agency fee and deposits according to the relevant policies and systems and/or pursuant to this Agreement and appendices hereto.

13.5 In case Party B fails to timely increase or supplement the deposits pursuant to this Agreement and appendices hereto, for each day of delay, it shall pay to Party A an amount equal to 3% of the overdue amount as liquidated damages. If delay by Party B is more than 10 days, Party A shall have the right to temporarily terminate payment of the agency fee to Party B, suspend Party B’s acceptance authority or unilaterally cancel this Agreement. Party A shall have the right to directly deduct the portion of deposits to be increased/supplemented and liquidated damages from the agency fee payable to Party B.

13.6 In case Party B cancels this Agreement not attributable to legal causes, Party B shall pay to Party A the liquidated damages equivalent to the amount of deposits payable by it. Party A has the right to confiscate Party B’s deposits and remaining agency fee, and to claim against Party B for the loss of Party A arising therefrom.

14. Settlement of Disputes

If any and all disputes arising in the course of performance of this Agreement fail to be

Shanghai Unicom Social Channel Agency Agreement (Framework)

settled through negotiation, an action may be brought before Shanghai People’s Court having jurisdiction at the location of Party A.

15. Notice

The written information delivered by a party to the other party shall be delivered by mail or facsimile at the address agreed by both parties. Change by either party of its contact information shall be timely notified to the other party in writing.

16. Supplementary Provisions

16.1 Term of this Agreement shall be one year, commencing on March 1, 2010 and ending on February 28, 2011. Upon expiration of this Agreement, if both parties desire to continue their cooperation, they shall enter into a written renewal agreement through negotiation.

16.2 The matters not covered herein shall be determined by both parties through negotiation, and a written supplementary agreement shall be signed.

16.3 Neither party shall amend or modify this Agreement and appendices hereto without the confirmation by both parties in writing.

16.4 This Agreement is executed in four copies, with each party holding two respectively, each of which shall have equal effect in law.

16.5 All appendices hereto as an integral part of this Agreement shall have equal effect in law as this Agreement.

For and on behalf of Party A

China United Network Communications Corporation Limited Shanghai Branch (Seal)

By:

Date:

For and on behalf of Party B

REDtone Telecommunications Ltd. (Seal)

By:

Date:

China United Network Communications Corporation Limited Shanghai Branch

Supplementary Agreement on Prepaid Card Business Agency

Party A: China United Network Communications Corporation Limited Shanghai Branch (hereinafter referred to as Party A)

Person-in-charge:

Registered address:

Contact:

and

Party B: Shanghai REDtone Telecommunications Ltd. (hereinafter referred to as Party B)

Legal representative: Mao Junbao

Registered address: 15/F, Sanhe Building, 121 Yanping Road

Contact: Xie Hui

This Supplementary Agreement supplements the China United Network Communications Corporation Limited Shanghai Branch Business Agency Agreement (Framework) (hereinafter referred to as the Framework Agreement, Agreement No.____________)    between the parties, and remains in force, unless otherwise expressly specified herein. This Supplementary Agreement may be terminated separately.

For purposes of giving full play to the advantages of the parties and exploring the sales market of Unicom communications products, on the basis of the principles of equality and mutual benefits, Party A and Party B enter into this Supplementary Agreement in respect of the matters relating to Party B as the agency of Party A's Prepaid Cards in 2010 after amicable negotiation.

Article 1 Contents of Cooperation

Unicom Prepaid Card (hereinafter referred to as the Recharge Card) business

Article 2 Standards for Service Charge

Standards for service charge for agency business channel exploration (hereinafter referred to as "Service Charge"): standards for business Service Charge in connection with this Agreement are specified as follows:

(1) Current standards for Service Charge

Proportion of physical card sales commission is 1.9% of nominal value; and that of electronic card sales commission is 2% of nominal value.

The foregoing provisions do not cover activation cards with nominal value of RMB 5 yuan, and sales commission of which is 0%.

(2) In case of any changes in the standards for Service Charge during the term of this Agreement, Party A shall separately issue a business notice on the adjustment.

(3) Party B shall affix a seal to such business notice issued by Party A for acknowledgement, and have the right to carry out the agency business after such acknowledgement. Both the certificate of acknowledgement of the business notice and this Agency Agreement shall be the basis for the settlement of Service Charge by the parties.

Article 3 Requirements for the Agency

3.1 Party A authorizes Party B to carry out the agency business covered by this Agreement in Shanghai. Within ten days after the effective date of this Agreement, Party B shall pay to Party A RMB 50,000 yuan as the deposit for the agency, and such deposit shall be maintained in full during the term of the Agreement. If Party A deducts from such deposit any payables or other amounts to be borne by Party B, Party B shall top up the deposit within five working days.

3.2 The number of electronic Recharge Cards purchased each time shall not be less than 10,000.

Article 4 Rights and Obligations of the Parties

4.1 Rights and obligations of Party A

(1)

Party A shall have obligation to give business guidance to the operation method and distribution behaviors of Party B, and train the relevant employees of Party B on the relevant business.

(2)

Party A shall treat Party B in a fair, open and equal manner in respect of the distribution of product quantity and resources.

4.2 Rights and obligations of Party B

(1)

In order to ensure the standardization of the business operation, Party B shall implement the relevant business notices and provisions formulated by Party A.

(2)

Before obtaining the Recharge Cards from Party A, Party B shall pay to Party A in full the total nominal values of the Recharge Cards to be obtained from Party A. If the payment for valuable cards is made in cash, by promissory note or authorized bank card, the cards shall be delivered upon the receipt of such payment. If the payment for valuable cards is made by check, the cards shall be picked up depending on the Notice on Receipt of Payment by Check issued by the Financial Department.

(3)

Party B shall actively cooperate with Party A in the market standardization, publication and erection of Party A's image.

(4)

Party B is willing to support and cooperate with Party A, to jointly urge the relevant personnel of Party A to observe the Marketing Discipline of Party A.

(5)

Party B shall check Party A's Recharge Cards on site, and confirm whether the packages and secret codes have been opened. In the process of sales, Party A shall also have obligation to remind the users to confirm on site whether the packages and secret codes of Recharge Cards have been opened. In the process of sales, economic losses resulting from the opening of the packages or secret codes shall be solely borne by Party B.

Article 5 Confidentiality

The contents hereof are confidential information agreed upon by Party A and Party B. Neither party shall disclose such contents to any third parties without the consent of the other party; otherwise, the disclosing party shall assume the corresponding responsibilities.

Article 6 Exceptions

Neither party shall be liable for its failure of performance or full performance of the obligations hereunder resulting from the force majeure, provided that, however, the party affected by force majeure shall notify the other party within fifteen (15) days after the occurrence of the events of force majeure, and provide the certification issued by the relevant departments. Within 30 days after the elimination of the impact of force majeure, the party or parties shall continue to perform this Agreement. The events of force majeure include serious natural disasters, acts of government, third-party service failure, and other irresistible events.

Article 7 Other Relevant matters

7.1 Any adjustments in the original Service Charge due to market situations or the adjustment in Party A's business policies shall be subject to Party A's business notices or agreements additionally signed.

7.2 In case of significant adjustment in the business policies of the superior management department of Party A, resulting in inability to continue the cooperation, Party A may terminate this Agreement early, and the relevant matters shall be handled by the parties through negotiation.

7.3 If Party B is unable to distribute the communications products of Party A for its own reason, and requires terminating this Agreement, Party B shall give a two weeks prior written notice to Party A. Upon the receipt of such notice from Party B, Party A shall give a written confirmation if it agrees to terminate the Agreement, and the parties shall handle the settlement of relevant charges within two weeks.

Article 8 Liabilities for Breach

8.1 Failure by either party to perform any provisions hereof shall be deemed as a breach.  Upon the receipt of the written notice from the other party specifying the breach, if the breaching party confirms that the breach exists, such breaching party shall correct its breach, make a written review and notify the other party within one week, and assume the relevant responsibilities incurred from its breach.

8.2 If Party B breaches the business rules and regulations formulated by Party A, or fails to observe the business operation standards of Party A, resulting in losses of Party A's user market, marketing strategy and brand reputation, Party A shall have the right to require Party B to immediately stop such behaviors and compensate the losses (including but not limited to overdue telecommunications charge, and relevant litigation costs, attorney fee, and compensation paid by Party A, etc.), and have the right to unilaterally terminate this Agreement, and give a penalty to Party B in accordance with the relevant rules and regulations.

Article 9 Cancellation and Termination

9.1 If Party A or Party B requires terminating this Agreement before the expiration of the term of this Agreement, a one month prior written notice shall be given to the other party, and the Agreement may be terminated only with the consent of the other party.

9.2 If either party violates the laws and regulations of the state, bringing losses to and adverse impact on the other party, the other party shall have the right to unilaterally terminate this Agreement immediately, and require the other party to compensate for the relevant losses.

9.3 This Agreement shall terminate automatically upon expiration of the agency period, or on the date of cancellation.

9.4 Upon the termination of this Agreement, the parties shall settle the commission in accordance with the Measures for the Management of Shanghai Unicom Agency and the provisions herein; Party B shall return the relevant materials to Party A within 10 working days; and Party A shall return the remaining deposit (if any) without interest to Party B upon the termination of this Agreement.

9.5 In case of automatic termination of this Agreement, if either party intends to renew the Agency Agreement, such party shall give the other party a written notice one month prior to the expiration of the agency period, and the Agency Agreement may be re-signed if the parties reach an agreement after negotiation.

Article 10 Settlement of Disputes

10.1 Any disputes arising in the performance of this Agreement shall be settled by the parties through negotiation. In case that no settlement can be reached, either party may refer such disputes to the People's Court at the location of the office of Party A for litigation.

10.2 Except the disputed matters under litigation, the parties shall continue to exercise other rights and perform other obligations hereunder.

Article 11 Supplementary Provisions

11.1 This Agreement is made out in four copies, with each party holding two respectively, and shall become effective from the date when it is signed and sealed by both parties and expire on March 31, 2011. Upon the expiration of this Agreement, if the parties intend to continue the cooperation, a renewal agreement may be signed in writing.

11.2 Written notice of either party shall be made in Chinese, and delivered by person. The date of receipt with acknowledgement shall be deemed as the date of service.

11.3 In case of early termination of this Agreement due to market changes, etc., Party B must unconditionally stop the agency business upon the release of Party A's business notice, and the relevant subsequent matters shall be additionally determined by the parties through negotiation.

11.4 The business notice released by Party A shall constitute specific contents to be performed under this Agreement upon the receipt by Party B. Such business notice and this Agreement shall have equal effect in law.

11.5 Without written confirmation of Party A and Party B, neither party shall amend or modify this Agreement. Supplementary agreements may be signed by the parties after negotiation in respect of any matters not covered herein.

For and on behalf of                            For and on behalf of

Party A: China United Network                   Party B: Shanghai REDtone

Communications Corporation Limited             Telecommunications Ltd.

Shanghai Branch

Legal Representative:                          Legal Representative:

(or Authorized Representative):                  (or Authorized Representative):

Seal:                                         Seal: